UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2010

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)

(443) 285-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On March 23, 2010, Corporate Office Properties Trust (the “Registrant”) issued a press release to announce the formation of a joint venture to develop a 468 acre land parcel adjacent to Redstone Arsenal in Huntsville, Alabama.  The land is owned by the United States Government and is under a long term master lease to the joint venture.  Through this master lease, the joint venture will create a business park that the Registrant expects will total approximately 4.6 million square feet of office and retail space when completed, including approximately 4.4 million square feet of Class A office space.  In addition, the business park will include hotel and other amenities.  A wholly owned subsidiary of the Registrant will be the managing partner of the joint venture with a controlling interest and responsible for development, leasing and management of the office space at the business park.  Development and construction of the business park is expected to take place over a 10 to 20 year period.  The partner to this joint venture does not have any funding obligations under the joint venture agreement.

Item 9.01.             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 29, 2010

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release dated March 23, 2010.